Exhibit 10.1

GENERAL MOTORS

SERVICE PARTS OPERATIONS

ELECTRONIC CATALOG DATA LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is between General Motors Corporation, Service Parts Operations, a Delaware corporation (“GM”) whose principal business address is 6200 Grand Pointe Drive, P.O. Box 6020, Grand Blanc, Michigan, 48439, and Bell & Howell Publications Systems Company, a company organized and existing under the laws of Ohio, whose principal business address is 3900 Kinross Lake Pkwy, Richfield, Ohio, 44286 (“Licensee”).

WITNESSETH

WHEREAS, GM owns valuable copyrights associated with technical information regarding service parts for automobile and truck repair and maintenance and the catalogs, illustrations, and charts of these parts as listed in Schedule III of this Agreement, hereinafter referred to as “Catalog Data” and has the right to authorize others to copy, reproduce, distribute, and use Catalog Data protected by such copyrights, and

WHEREAS, Licensee desires to copy, reproduce, distribute, and use the Catalog Data to market its electronic parts catalog system to General Motors affiliates, authorized GM Dealers, and authorized GM retail outlets (“GM Dealers”).

NOW THEREFORE, in consideration of the actual promises herein contained, the parties agree:

1. GRANT OF LICENSE

(a) Licensed Works. Subject to the terms of this Agreement, GM hereby grants to Licensee and Licensee hereby accepts the right, license, and privilege of utilizing the Catalog Data including the right to copy, reproduce, distribute (either through Licensee or Licensee’s authorized distributors), and use solely and only in support of GM Dealers for use in Licensee’s electronic parts catalog system and in advertising therefore. The “Licensed Works” shall hereinafter be defined as the product resulting from the integration of the Catalog Data and Licensee’s electronic parts catalog system(s). GM reserves the right to change the format and content of the Catalog Data in its sole discretion in order to meet the needs of its GM Dealers.

(b) Territory. The license hereby granted extends to the United States of America and all worldwide countries in which GM Dealers are licensed to operate by GM or its authorized affiliate. Licensee agrees that, unless otherwise authorized by General Motors Corporation in writing, it will not use or authorize any use, direct or indirect, of the Catalog Data in any other area, and it will not knowingly provide the Licensed Works to persons who intend or are likely to use them in any other area.

(c) Term. The initial term of this Agreement shall be effective on September 1, 1999, and shall continue until August 31, 2002, unless sooner terminated in accordance with the terms of this Agreement. Any yearly period from September 1 to August 31 is designated to be an Annual Term.

2. TERMS OF PAYMENT

(a) Royalty Rates. Licensee agrees to pay GM within thirty days after the end of an Annual Term an annual royalty per GM Dealer/Customer served. Such royalty shall comprise a sum equal to the per Dealer User Fee specified in Schedule II and will be based on the number of GM Dealers and Customers approved by GM to whom Licensee provides the Catalog Data. Licensee may prorate the royalty based on the number of months of active service to the GM Dealer for installations during the current Annual Term (i.e., GM Dealer-installed in April of the current annual term would represent royalty due of 5/12th of charges specified in Schedule II for the current Annual Term). GM will have the right, no less than thirty days before the start of the next Annual Term, to update the charges specified in Schedule II.

(b) Update Rates. Licensee agrees to pay GM within thirty days after the end of an Annual Term an annual amount specified in Schedule I for new model and other information necessary to update the Catalog Data. GM will have the right, no less than thirty days before the start of the next Annual Term, to update the charges specified in Schedule I. Payment of update fees may be made in monthly or quarterly installments but will be made in advance of the delivery of the Catalog Data. Upon termination of this Agreement, GM shall continue to provide Licensee with updates to the Catalog Data, in accordance with Schedule III, at the time of termination in order to fulfill Licensee’s obligations to its customers, for a period not to exceed three years after termination. The updates shall be provided at then-current rates and shall be solely for the support of Licensee’s existing customers at the time of termination. Royalty and update fee payments to GM in accordance with section 2(a) and this section of this contract will be in effect during this period of termination.

(c) Publication Start-up Package. GM will provide documentation for the Catalog Data which describes the data format and sequence. Licensee will pay, upon the release of the Catalog Data and publications start-up package by GM, a one-time payment as specified in Schedule I as the start-up charge. This start-up charge may be made in installments during the first Annual Term based on the date of execution of this contract and in accordance with the terms detailed in section 2(b).

(d) Periodic Statement. Licensee shall render to GM, on a periodic basis (for quarters ending in November, February, May and August) on or before the fifteenth day of the month following the end of a quarter a written statement, certified to be accurate by Licensee, identifying the GM Dealers to whom Licensee has provided Catalog Data during the preceding quarter. Such statements shall be furnished to GM whether or not Licensee has provided Catalog Data to any GM Dealer in the immediately preceding quarter. This written statement shall at the minimum include: GM Dealer, name, address, GMSPO Dealer Code and date of first Catalog Date delivery. This information will also be provided in machine readable form. Requirements for communicating this data will be a 3 1/2” diskette in an MS Excel spreadsheet or an acceptable format agreed upon by GMSPO and the Licensee.

(e) Payments. The receipt or acceptance by GM of any of the statements furnished or of any royalties or other payments paid (or the cashing of any royalty checks paid, regardless of any notation or statement thereon), pursuant to this Agreement, shall not preclude GM from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by Licensee.

(f) Terms of Payment. Payment shall be made in U.S. Dollars directly to GM, or to such bank as GM may designate in writing to Licensee. Licensee shall be responsible for payment of all applicable federal, state and local; personal property, sales, use and value-added taxes relating to its right to copy, reproduce and distribute the Licensed Works in the Territory.

(g) Late Payments. In the event Licensee fails to make any payment when due under this Agreement, a late payment charge at the rate of one and one-half (1 1/2) percent per month, assessed upon the amount past due from the day such payment becomes past due, shall be due and payable to GM without further notice.

3. NON-EXCLUSIVITY

The license granted under this agreement is non-exclusive, and non-transferable. Nothing in this Agreement shall be construed to prevent GM from granting any other license for the use of the Catalog Data or from utilizing the Catalog Data in any manner whatsoever. However, GM shall not unreasonably withhold consent of a written request by Licensee to assign this Agreement and the underlying license to a purchaser of all or substantially all of the assets or business of the division which is responsible for the performance of its obligations hereunder.

4. GM’S TITLE AND PROTECTION OF GM’S RIGHTS

Licensee agrees that it will not do or suffer to be done, during the term of the Agreement, or thereafter, any act or thing that will impair in any way the copyright of GM in the Catalog Data. GM hereby indemnifies Licensee and undertakes to hold it harmless against any claims, suits, loss or damage arising out of the utilization by Licensee of the Catalog Data as authorized in this Agreement, including, but not limited to claims, suits, loss or damage based on infringement of any copyright, patent, trade secret or other proprietary right, provided that prompt notice is given to GM of any such claim or suit and provided, further, that GM shall have the option to undertake and conduct the defense of any suit brought and no settlement of any such claim or suit is made without the prior written consent of GM.

5. COPYRIGHT NOTICE

Licensee agrees that it will cause to appear in the presentation of the Licensed Works, in a manner satisfactory to the parties the following copyright notice: “Catalog Data in this system is subject to copyright. Copyright C 1999 by General Motors Corporation, All Rights Reserved.” Licensee shall update this notice with the appropriate date as updated Catalog Data is released by GM. This copyright notice shall be made to appear on any localized hard copy document that is produced from Licensee’s electronic parts catalog system.

6. INDEMNIFICATION BY LICENSEE

Licensee hereby indemnifies GM and agrees to defend GM against and hold GM harmless from any claims, suits, loss, or damage resulting from changes in or errors or omissions introduced into the Licensed Works during Licensee’s processing of Catalog Data, provided that prompt notice is given to Licensee for any such claim or suit and provided, further, that Licensee shall have the option to undertake and conduct the defense of any suit brought and no settlement of any such claim or suit is made without the prior written consent of Licensee, and provided further that GM promptly notifies Licensee of any such error or omission in the Licensed Works after being so notified by any third party.

7. MARKETING AND DISTRIBUTION

(a) Licensee agrees to submit its marketing plans for the Licensed Works to GM for approval at least ninety days before the plans are to be implemented. GM shall approve or disapprove the plans at least sixty days prior to Licensee’s proposed implementation. Licensee shall provide to GM, at the beginning of each Annual Term, an update on the status of marketing plans for the next Annual Term.

(b) Licensee shall not market the Licensed Works until GM has approved the presentation of the Catalog Data in its final form. The process for approval of the Catalog Data is detailed in Schedule IV “Vendor Product Reviews and Approval Process.” Licensee agrees to demonstrate such presentation to GM for approval at the same time it submits its initial marketing plans.

(c) Licensee agrees that it will not market (either directly or through its distributors) the Licensed Works except to GM Dealers. Licensee agrees to restrict and prohibit re-sale or sub-licensing of the Licensed Works by any customer of Licensee or of Licensee’s distributors. Licensee agrees to obtain express written permission from GM Service Parts Operations to sell or otherwise make Catalog Data available to any customer other than GM Dealers.

(d) Licensee agrees to market all Catalog Data included in Schedule III. GM will have the right during each annual term to update Schedule III to include additional data to meet the parts identification obligations for their GM Dealer customers. Licensee agrees to provide timely delivery of the Catalog Data to GM Dealers. Schedule III includes “maximum delivery time” which details the maximum number of days for delivery of the Catalog Data to GM Dealers, after it is received by Licensee.

(e) Licensee is required to notify GM and GM Dealers of all distribution delays, incomplete Catalog Data and catalog revisions.

(f) Licensee will incorporate Schedule V, Functional Requirements within the electronic parts catalog system(s).

(i) The Functional Requirements, Schedule V will be completed and returned within 30 days after this agreement is signed, unless a new timeframe is established and accepted by GM and the Licensee.

(ii) Licensee will notify GM upon completion of each item on Schedule V. The Licensee will provide the necessary information and data required by GM, which will allow GM to verify that the Functional Requirements, Schedule V are completed.

(iii) Licensee will provide the Functional Requirements within Schedule V at no cost to GM by the completion dates specified and agreed upon by the Licensee and GM. If these functions are not completed by the date specified on Schedule V, this contract will be terminated as stated in section 9(c).

8. RECORDS

Licensee agrees to keep accurate books of account and records covering all transactions relating to the marketing of the Licensed Works to GM Dealers, and GM and its duly authorized representatives shall have the right at all reasonable hours of the regular business day to an examination of said books of account and records, and shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom. All books of account and records shall be kept available for at least seven (7) years after termination of this Agreement.

9. TERMINATION

(a) If Licensee files a petition in bankruptcy or is adjudicated a bankrupt or if a petition in bankruptcy is filed against Licensee and remains undismissed for sixty days or if it becomes insolvent, or makes an assignment for the benefit of all or substantially all of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues all or a significant portion of its GM Catalog Publication Systems business or if a receiver is appointed for it or its business, the license hereby granted shall automatically terminate without any notice being necessary. In the event the license is so terminated, Licensee, its receivers, representatives, trustees, agents, administrator, successors, or assigns shall have no right to sell, exploit or in any way deal with or in any Licensed Works.

(b) If Licensee shall violate or breach any of its payment obligations under the terms of this Agreement, GM shall have the right to terminate this Agreement and the license hereby granted upon thirty days’ notice in writing, and such notice of termination shall become effective unless Licensee shall remedy the violation or breach within the thirty-day period and satisfy GM that such violation has been remedied.

(c) If Licensee shall violate or breach any of its obligations under the terms of this Agreement, GM shall have the right to terminate this Agreement and the license hereby granted upon sixty days’ notice in writing, which termination will become effective unless Licensee shall remedy the violation or breach within the sixty-day period and satisfy GM that such violation has been remedied.

(d) Termination of the license under the provisions of this paragraph (9) shall be without prejudice to any rights which GM may otherwise have against Licensee. Upon such termination of the license, all royalties and other payments on sales made prior to termination shall become immediately due and payable, under the terms of Section 2 (f) of this agreement.

10. EFFECT OF TERMINATION OR EXPIRATION

Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder shall forthwith revert to GM, (except as otherwise provided herein), and Licensee will refrain from further use of Catalog Data in connection with the marketing of Licensed Works.

11. GM’S REMEDIES

(a) Licensee acknowledges that its failure (except as otherwise provided herein) to cease sale or distribution of the Licensed Works at the termination or expiration of this Agreement will result in immediate and irreparable damage to GM and to the rights of any subsequent Licensee.

Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease sale or distribution, and Licensee agrees that, in the event of such failure, GM shall be entitled to equitable relief by way of temporary and permanent injunctions and such further relief as any court with jurisdiction may deem just and proper.

(b) Resort to any remedies referred to herein shall not be construed as a waiver of any of the rights and remedies to which GM is entitled under this Agreement or otherwise.

12. NOTICES

Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or on the third business day after the day on which mailed by registered mail for the following addresses or to such other substitute addresses as specified by one of the parties:

If to GM:

General Motors Corporation

Service Parts Operations

6200 Grand Pointe Drive

P.O. Box 6020

Grand Blanc, Michigan 48439

ATTN: Director of Engineering

with a copy to

General Motors Corporation

New Center One Building

3031 W. Grand Blvd.

Detroit, Michigan 48202

ATTN: Trademark Counsel

If to Licensee:

Bell & Howell Publication Systems

3900 Kinross Lake Pkwy

Richfield, Ohio 44286

Attn.: Frederick Fellowes

with a copy to:

Bell & Howell Publication Systems

3900 Kinross Lake Pkwy

Richfield, Ohio 44286

Attn.: Legal Department

13. NO JOINT VENTURE

Nothing herein contained shall be construed to place the parties in the relationship of partners or joint ventures, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

14. NO WAIVER, ENTIRE AGREEMENT

None of the terms of this Agreement can be waived or modified except by an express agreement in writing signed by both parties. There are no representations, promises, warranties, covenants, or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. No person, firm, group, or corporation other than Licensee and GM shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

15. CONTROLLING LAW

This shall be considered as having been entered into in the State of Michigan, and shall be construed and interpreted in accordance with the laws of that State, and each of the parties hereto agree to submit to the jurisdiction of the courts of said State.

GENERAL MOTORS CORPORATION		[LICENSEE]

BY:	/s/ Carl J. Hammaker	BY:	/s/ Frederick A. Fellows
	Carl J. Hammaker		Frederick A. Fellows

TITLE:	Director of Engineering	TITLE:	Vice President
	Service Parts Operations		Automotive Systems
	General Motors Corporation		Bell & Howell Publication Systems

NOTARY:

SCHEDULE I

GENERAL MOTORS SERVICE PARTS OPERATIONS

1999-2000 MODEL YEARS

ANNUAL

ELECTRONIC CATALOG DATA CHARGES

2000 DATA CHARGES
CATALOG INFORMATION	UPDATES	START-UP
COMPLETE CATALOG SET	CONFIDENTIAL TREATMENT REQUESTED	CONFIDENTIAL TREATMENT REQUESTED
SINGLE CATALOG PER UNIT

SCHEDULE II

GENERAL MOTORS SERVICE PARTS OPERATIONS

1999-2000 MODEL YEARS

ANNUAL DEALER INSTALLED USER FEE PER DEALER

ELECTRONIC CATALOG DATA

DEALER INSTALLATION	USER FEE/YEAR
ELECTRONIC PARTS CATALOG SYSTEM(S)
DOMESTIC AND CANADA	CONFIDENTIAL TREATMENT REQUESTED
INTERNATIONAL AND MEXICO

SCHEDULE III

SPO ENGINEERING

SCHEDULE OF CATALOG DATA TO BE PROVIDED

Note:	The Parts Information contained in the catalog data provided will be the latest available at the time of publication. It is a requirement that the Licensee process and distribute this information to GM Dealers in a time frame that coincides with the publication Schedules provided by GM Service Parts Operations.

CHEVROLET

Catalog	Description	Years	Model	Maximum Delivery Time (Days)
10	Parts Text	76-81	All Pass. Car Except Corvette	30
10A	Illustrations	76-81	All Pass. Car Except Corvette	30
14A	Parts & Illus.	53-82	Corvette	30
14Y	Parts & Illus.	84-96	Corvette	30
15Y	Parts & Illus.	97-00	Corvette	30
15M	Parts & Illus.	89-00	GEO Metro	30
15R	Parts & Illus.	90-93	GEO Storm	30
15W	Parts & Illus.	90-94	Lumina	30
17A	Parts & Illus.	82-90	Celebrity	30
17B	Parts & Illus.	91-96	Caprice	30
17F	Parts & Illus.	82-92	Camaro	30
18F	Parts & Illus.	93-00	Camaro	30
17J	Parts & Illus.	82-91	Cavalier	30
18J	Parts & Illus.	92-94	Cavalier	30
15J	Parts & Illus.	95-00	Cavalier	30
17L	Parts & Illus.	87-92	Corsica/Beretta	30
18L	Parts & Illus.	93-96	Corsica/Beretta	30
17M	Parts & Illus.	85-89	GEO Sprint	30
15N	Parts & Illus.	97-00	Malibu	30
17R	Parts & Illus.	85-89	GEO Spectrum	30
17S	Parts & Illus.	85-00	Nova/Prism	30
17U	Parts & Illus.	90-96	Lumina APV	30
18U	Parts & Illus.	97-00	Lumina/Venture (APV,MPV)	30
17W	Parts & Illus.	82-90	Caprice, El Camino Monte Carlo, Chevette, Citation	30
18W	Parts & Illus.	95-99	Lumina, Monte Carlo	30
19W	Parts & Illus.	2000	Impala, Lumina, Monte Carlo	30

PONTIAC

Catalog.	Description	Years	Model	Maximum Delivery Time (Days)
21	Parts & Illus.	76-81	All	30
21A	Illustrations	76-81	All	30
22A	Parts & Illus.	82-91	6000	30
22F	Parts & Illus.	82-92	Firebird	30
25F	Parts & Illus.	93-00	Firebird	30
22H	Parts & Illus.	87-91	Bonneville (FWD)	30
25H	Parts & Illus.	92-99	Bonneville	30
26H	Parts & Illus.	2000	Bonneville	30
22J	Parts & Illus.	82-91	Sunbird	30
25J	Parts & Illus.	92-94	Sunbird	30
26J	Parts & Illus.	95-00	Sunbird	30
22N	Parts & Illus.	85-91	Grand Am	30
25N	Parts & Illus.	92-98	Grand Am	30
26N	Parts & Illus.	99-00	Grand AM	30
22P	Parts & Illus.	84-88	Fiero	30
22T	Parts & Illus.	88-93	Lemans (FWD)	30
22U	Parts & Illus.	90-96	Trans Sport (APV)	30
25U	Parts & Illus.	97-00	Trans Sport (MPV)	30
22W	Parts & Illus.	82-89	Parisienne, Grand Prix, Bonneville (RWD), T1000, Lemans	30
25W	Parts & Illus.	88-91	Grand Prix	30
28W	Parts & Illus.	92-96	Grand Prix	30
29W	Parts & Illus.	97-00	Grand Prix	30

OLDSMOBILE

31	Parts Text	76-81	All	30
31A	Illustrations	76-81	All	30
32A	Parts & Illus.	82-91	Ciera	30
35A	Parts & Illus.	92-96	Ciera	30
32B	Parts & Illus.	91-93	Custom Cruiser	30
32C	Parts & Illus.	85-91	98 Regency	30
35C	Parts & Illus.	92-96	98 Regency	30
32E	Parts & Illus.	86-92	Toronado	30
35G	Parts & Illus.	95-99	Aurora	30
36G	Parts & Illus.	2001	Aurora (Available Dec. 1999)	30
32H	Parts & Illus.	86-91	88 Royale	30
35H	Parts & Illus.	92-99	88 Royale	30
32J	Parts & Illus.	82-88	Firenza	30
32N	Parts & Illus.	85-91	Calais	30
35N	Parts & Illus.	92-99	Acheiva 92-98/Cutlass 97-99	30
36N	Parts & Illus.	99-00	Alero

OLDSMOBILE (cont.)

Cat. No.	Description	Years	Model	Maximum Delivery Time (Days)
32U	Parts & Illus.	90-96	Silhoutte (APV)	30
35U	Parts & Illus.	97-00	Silhoutte (MPV)	30
32W	Parts & Illus.	82-90	Cruiser Wagon, Cutlass,	30
			Omega, Ninety Eight(RWD)
35W	Parts & Illus.	88-91	Cutlass (FWD)	30
38W	Parts & Illus.	92-97	Cutlass	30
39W	Parts & Illus.	98-00	Intrigue	30

BUICK

41	Parts Text	76-81	All	30
41A	Illustrations	76-81	All	30
44A	Parts & Illus.	82-91	Century	30
45A	Parts & Illus.	92-96	Century	30
44B	Parts & Illus.	91-96	Roadmaster	30
44C	Parts & Illus.	85-91	Electra (FWD)	30
45C	Parts & Illus.	92-96	Electra Park Avenue	30
46C	Parts & Illus.	97-00	Park Avenue	30
44E	Parts & Illus.	86-93	Riviera	30
45G	Parts & Illus.	95-99	Riviera	30
44H	Parts & Illus.	86-91	LeSabre (FWD)	30
45H	Parts & Illus.	92-99	LeSabre	30
46H	Parts & Illus.	2000	LeSabre	30
44J	Parts & Illus.	82-89	Skyhawk	30
44N	Parts & Illus.	85-91	Skylark (FWD), Somerset	30
45N	Parts & Illus.	92-98	Skylark	30
44W	Parts & Illus.	82-90	Estate Wagon, Electra (RWD),	30
			LeSabre (RWD) Skylark
			(X-FWD) Riviera
45W	Parts & Illus.	88-91	Regal (FWD)	30
48W	Parts & Illus.	92-96	Regal	30
49W	Parts & Illus.	97-00	Regal	30

CADILLAC

61	Parts Text	76-81	All	30
6lA	Illustration	76-81	All	30
62C	Parts & Illus.	86-93	DeVille (VWD), Fleetwood (FWD)	30
62D	Parts & Illus.	84-92	Fleetwood, Brougham (RWD)	30
65D	Parts & Illus.	93-96	Brougham	30
62J	Parts & Illus.	82-88	Cimarron	30

CADILLAC (cont.)

Cat. No.	Description	Years	Model	Maximum Delivery Time (Days)
62O	Parts & Illus.	86-91	Eldorado, Seville	30
65O	Parts & Illus.	92-97	Eldorado, Seville, DeVille (94)	30
66O	Parts & Illus.	98-00	Concords, DeVille, Eldorado,	30
			Seville
62V	Parts & Illus.	87-93	Allante	30
65V	Parts & Illus.	97-00	Catera	30
62W	Parts & Illus.	82-85	Coup Deville(RWD) Sedan	30
			Deville, Fleetwood (RWD),
			Eldorado, Seville,
			Limo (RWD)
GM LIGHT TRUCK

51	Parts Text	73-78	All Light Truck	30
51A	Illustration	73-78	All Light Truck	30
52A	Parts & Illus.	79-84	All Light Truck	30
52C	Parts & Illus.	88-91	New Design Light Truck C/K	30
53C	Parts & Illus.	92-96	C/K Light Truck	30
54C	Parts & Illus.	97-00	C/K Light Truck	30
			(1999 Carryover 03,53)
56C	Parts & Illus.	99-00	CK Light Truck	30
			(New Style 03-53)
54E	Parts & Illus.	98-00	E-10 (Electric)	30
52G	Parts & Illus.	85-91	Big Van(G)	30
53G	Parts & Illus.	92-96	Big Van (G)	30
54G	Parts & Illus.	96-00	Big Van(G)	30
52J	Parts & Illus.	89-98	GEO Tracker	30
53J	Parts & Illus.	99-00	GEO Tracker	30
52L	Parts & Illus.	87-95	Postal Vehicle	30
52M	Parts & Illus.	85-89	Mini Van (Astro Safari)	30
53M	Parts & Illus.	90-00	Mini Van (Astro Safari)	30
52P	Parts & Illus.	85-90	Forward Control Chassis/Panel	30
			Van
52R	Parts & Illus.	85-91	Conventional Light Truck (CK- RV)	30
52S	Parts & Illus.	82-90	“S/T” Series Jimmy/Blazer S-10 S-15	30
53P	Parts & Illus.	91-00	P3	30
54S	Parts & Ills.	95-00	S/T Series S-10, S-15	30
53S	Parts & Illus.	91-94	S/T Series S-10, S-15	30

GM MEDIUM TRUCK

Cat. No.	Description	Years	Model	Maximum Delivery Time (Days)
55C	Parts & Illus.	90-00	Top Kick/Kodiak	30
55F	Parts & Illus.	97-00	F6, F7	30
55P	Parts & Illus.	92-00	P6, B7	30
80TM-ST	Parts	79-80	Tilt	30
82TM-SC	Parts	79-82	Series 5-7	30
82TM-SB	Parts	79-82	School Bus	30
82TM-GR	Graphic Illus.	73-82	Med. Truck	30
M-P4	Parts & Illus.	79-90	P4	30
M-P6	Parts & Illus.	83-90	P6	30
M-SB	Parts & Illus.	83-88	School Bus	30
M-SC	Parts & Illus.	83-87	Series 5-7	30
M-SB-II	Parts & Illus.	88-91	School Bus	30
M-SC-II	Parts & Illus.	88-90	Series 5-7	30

ADDITIONAL MISCELLANEOUS CATALOG DATA (REQUIRED)

NEW	New Parts Listing	Current	All	30
87	History Catalog	73-75	All	30
87A	History Catalog	76-81	All	30
878	History Catalog	82-00	All	30
88R	Reference Catalog	82-00	All (Except Med. Truck)	30
89A	Standard Parts	All	All	30
CAM	Campaign Info.	All	All	30
*ALL	All Makes Info.	All	All	30
BRD	Broadcast	Med. Trk	1992-Current Model Yr.	30
VIN	VIN/RPO Info.	90-00	All	30
VC	Vendor Conversion	—	Med. Truck	30

*	The catalog data for the “All Makes Information” will be required within all electronic parts catalog systems in the near future. As more product lines are released for the “All Makes Information”, Schedule III will be updated.

RECOMMENDED SUPPLEMENTAL PARTS REFERENCE INFORMATION

Recommended supplemental references to enhance EPC System Parts Identification for GM dealers at the option of Licensee.

*GM DuraStop Brake Parts Catalog	GM Performance Parts Catalog
GM Goodwrench Engine Catalog	GMSPO Action Bulletins
GM Goodwrench Exhaust Catalog	GM Vehicle Accessory Guide

*	The Supplemental Parts Reference Information will become required catalog data with the implementation of the “All Makes Information”, as stated in the Additional Miscellaneous Catalog Data. As more product lines are released for the “All Makes Information”, Schedule III will be updated.

SCHEDULE IV

GENERAL MOTORS SERVICE PARTS OPERATIONS

PROCEDURE FOR AUDIT/APPROVAL OF

GENERAL MOTORS ELECTRONIC CATALOG DATA

VENDOR PRODUCT REVIEW AND APPROVAL PROCESS

PRELIMINARY PRODUCT REVIEW

•	VENDOR REQUEST TO GM FOR PRODUCT DEVELOPMENT

•	GM ACKNOWLEDGMENT, SAMPLE INFORMATION PROVIDED

•	VENDOR INTENT TO PROCEED, PRODUCT DEMONSTRATION;

•	DEVELOP GM PROTOTYPE

•	ENGINEERING/SALES PRODUCT REVIEW

•	GM PRODUCT/VENDOR EVALUATION

•	GM APPROVAL FOR VENDOR PRODUCT DEVELOPMENT

•	THIS IS NOT CERTIFICATION !

•	GM VENDOR LICENSE AGREEMENT APPROVAL

PRODUCT DEVELOPMENT/APPROVAL

•	VENDOR PAYMENT — START-UP DATA FEES

•	GM CATALOG INFORMATION (COMPLETE) PROVIDED TO VENDOR

•	GM/VENDOR PRODUCT DEVELOPMENT;

•	GM TECHNICAL ASSISTANCE - CATALOG INFORMATION

•	VENDOR PRODUCT/PROCEDURES/PROCESS DEVELOPMENT

•	PRODUCT PRESENTATION/CERTIFICATION [REPETITIVE]

•	MARKETING PLAN REVIEW/APPROVAL

•	GM APPROVAL FOR VENDOR TO “GO TO MARKET”

Schedule V

GENERAL MOTORS

SERVICE PARTS OPERATIONS

ELECTRONIC CATALOG DATA

FUNCTIONAL REQUIREMENTS

Functional Requirements	Completion Date
Alphabetical Index

❑ Alphabetical index list by group and by catalog	____________________

❑ Ability to access text by function key from Alphabetical index	____________________

❑ Ability to access illustration from alpha index Notes and charted items identified on alpha index	____________________

Catalog Search
❑ Ability to access catalog by inserting horizontal stream i.e. M97C5803...(Medium Duty 1997 (truck) 5.803 group) Vs having to first access catalog by vertical/horizontal load with prompts	____________________

❑ Ability to access other catalogs from any cursor Location or input box Vs return to input screen	____________________

❑ Ability to search by noun name as part of data stream i.e. c98frotor (Chevrolet 1998 F (car) Rotor)	____________________

❑ Ability to open catalog by art number	____________________

❑ Ability to open catalog from complete EPC catalog list	____________________

Functional Requirements	Completion Date
Charts/Front Matter

❑ Ability to access chart and front matter without opening specific catalog. This material should also be accessible by model.	____________________

❑ Find/Match/Filter capability for front matter/charts	____________________

❑ Scrolling ability for charts/front matter	____________________

❑ Buttons or pulldowns to expedite searches	____________________

❑ Ability to add notes to charts and front matter	____________________

History

❑ History indicator by part numbers in text that Have supersession information	____________________

❑ Windows/Operating Systems environment ability to view supersession information without leaving text (box) etc. (or leaving active screen)	____________________

Icons/Illustrated Index

❑ Icons should be used for group index (visually easier to use icon than read text)	____________________

❑ Illustrated index for each group text and graphics	____________________

❑ Ability to access text/illustrations from illustrated Index	____________________

Functional Requirements		Completion Date
Illustration

❑ Access to illustrations from text		____________________

❑ Ability to page up/down from caption list (illustration index) catalog wide		____________________

❑ Ability to page up/down from illustration (catalog wide)		____________________

❑ Zoom capability:

❑ Infinite	_______________

❑ Moving Rectangular box	_______________

❑ Rubber band zoom	_______________

❑ Mouse enlargement/reduction	_______________

❑ Ability to add notes to an illustration		____________________

❑ Ability to access by art number without opening a catalog		____________________

❑ Ability to access by art number when in group Illustration index		____________________

Notes

❑ Ability to access user notes without opening a catalog		____________________

❑ Ability to open a catalog from the note		____________________

❑ Customer identifier for part numbers in notes that are no longer in GM catalogs		____________________

❑ Find/Filter/Match capability for notes		____________________

❑ Ability to add notes from text/Illustration/charts. Reference Catalog/pricing		____________________

❑ Ability to view all notes		____________________

Functional Requirements	Completion Date
Part Number Search

❑ Ability to search in a catalog by part number	____________________

❑ Ability to search all catalogs by part number	____________________

❑ Part Number search should indicate if part illustrated	____________________

❑ Part Number search should indicate catalogs by book code	____________________

❑ Ability to open catalog (text or illustration) from part number search without filling in data stream (function key)	____________________

❑ Ability to price from part number search screen	____________________

Pick List/Shopping List

❑ Ability to access pick list/shopping list without Opening catalog	____________________

Search Word List

❑ Search word list for every part in a catalog	____________________

❑ Function Key capability to go to group alphabetical Index list from search word list	____________________

❑ From alpha group list to text or illustration	____________________

Functional Requirements	Completion Date
Pricing

❑ Ability to carry part number to pricing file	____________________

❑ Ability to add notes to part number on pricing file	____________________

Standard Parts

❑ Ability to go directly to standard parts catalog from Illustration callout	____________________

❑ Filter/Match/Find capability for standard parts	____________________

❑ Buttons or pulldowns for rapid search	____________________

❑ Access to Standard Parts without opening a catalog	____________________

Synonyms

❑ Ability to build a synonym list	____________________

❑ Synonym indicator to appear in text	____________________

VIN/RPO

❑ Must have VIN/RPO/PN capability	____________________

❑ RPO Interpretation	____________________

❑ Ability to store VINs	____________________

❑ Ability to add RPO filters	____________________

Functional Requirements	Completion Date
Medium Truck Broadcast (Catalog)

❑ Ability to page up/down through UPCs	____________________

❑ Access by UPC/Name	____________________

❑ Ability to access illustrations from broadcast text	____________________

❑ Ability to store VIN	____________________

❑ Ability to view/print all RPOs	____________________

❑ Ability to view/print specific RPO	____________________

❑ Ability to build RPO list	____________________

Group Part Number Sort

❑ Ability to sort in a group by part number	____________________

New Parts

❑ Ability to identify new parts each data load (CD) by catalog	____________________

❑ Ability to search by group/name	____________________

❑ Ability to access New Parts List without opening a catalog	____________________

Functional Requirements		Completion Date
Catalog Training

What type of catalog training does your system offer?

❑ CD based catalog training	_______________

❑ Interactive Training	_______________

❑ WEB based training	_______________

Windows/Operating Systems Environment or Equivalent

What type of Operating System do you have?

Required to accept “Change Only Data”

Is your System able to accept “Change Only Data”? If no, please indicate when your system will be able to accept “Change Only Data”.

Licensee Name and Address:
__________________________________________________________
__________________________________________________________
__________________________________________________________
__________________________________________________________
__________________________________________________________

Signature of Licensee:

Dated:
__________________________________________________________

ADDENDUM TO

GENERAL MOTORS SERVICE PARTS OPERATIONS

ELECTRONIC CATALOG DATA LICENSE AGREEMENT

This Addendum (the “Addendum”) is dated and made effective as of December 5, 2000, to that certain General Motors Service Parts Operations Electronic Catalog Data License Agreement by and between General Motors Corporation (“GM”) and Bell & Howell Publication Systems Company, nka Bell & Howell Publishing Services Company (“Bell & Howell”) with an effective date of September 1, 1999 (the “License Agreement”).

Recitals

A. Pursuant to the License Agreement, GM licenses to Bell & Howell Catalog Data that Bell & Howell includes in its electronic parts catalog system (the “EPC”) and advertising therefor. Capitalized terms used in this Addendum but not otherwise defined have the meanings given them in the License Agreement.

B. Bell & Howell has developed technology that will enable its EPC to be accessible (directly or indirectly) to GM Dealers on the World Wide Web portion of the Internet. Bell & Howell desires to ensure continued access to the Catalog Data and its right to use the Catalog Data to support the functionality of such Internet-enabled applications. GM is willing to extend Bell & Howell’s nonexclusive license of the Catalog Data to provide such continued access and additional use.

NOW, THEREFORE, the parties agree as follows:

1. Licensed Data. GM hereby agrees that during the term of this Addendum, the Catalog Data shall include the data listed in Schedule III to the Agreement as well as substantially similar data for (a) all replacements for vehicles listed on Schedule III to the Agreement and (b) future vehicle models with respect to which GM’s Service Parts Operations sells automotive parts in the United States and Canada through Chevrolet, Pontiac, Oldsmobile, Buick, Cadillac and GMC dealers. All such shall constitute “Catalog Data” under the License Agreement. Bell & Howell shall continue to be responsible for accurately reporting to GM the GM Dealers to whom the Catalog Data is provided by Bell & Howell or who otherwise access the Catalog Data through Bell & Howell’s EPC.

2. License. The parties agree that the EPC developed by Bell & Howell that is made available to GM Dealers via the Internet shall constitute Licensed Work under the License Agreement. GM acknowledges and agrees that the license granted to Bell & Howell in Section 1 of the License Agreement shall extend to Bell & Howell’s use of the Catalog Data on and in connection with such Internet-enabled EPC for GM Dealers.

3. License Period. The initial term of the License Agreement is hereby extended for an additional five-year period through and including August 31, 2007. Thereafter, the license granted by GM with respect to the Catalog Data may be renewed upon mutual agreement of the parties. GM agrees to give Bell & Howell at least 180 days notice prior to August 31, 2007 if it has concluded by such date that it does not wish to discuss renewal of the License Agreement beyond August 31, 2007. GM agrees that it shall terminate the License Agreement or the license granted therein only in accordance with the procedures for notice and cure set forth in Section 9 of the License Agreement.

4. Functional Requirements. GM shall have the right to deliver to Bell & Howell a revised list of functional requirements and enhancements (Schedule V) that shall be effective on or after August 31, 2002, specifying a completion date for each revised functional requirement or enhancement. Bell & Howell will incorporate such functional requirements and enhancements within the EPC in accordance with, and subject to the terms of, Section 7(f) of the License Agreement, as if all such functional requirements and enhancements were set forth on Schedule V to the License Agreement. If the parties decide to renew the License Agreement beyond August 31, 2007, the parties may further revise Schedule V to incorporate modified functional requirements and enhancements during any subsequent renewal period.

5. Authorized Users. As long as GM is a participant in OEConnection LLC, then, in addition to GM Dealers, Bell & Howell is hereby authorized to provide Catalog Data to OEConnection LLC and its customers subject to the terms and conditions of the License Agreement.

6. Other Terms Continue. Except as expressly modified by the terms of this Addendum, the License Agreement shall continue in full force and effect according to its terms.

Each party hereby confirms its acceptance of the terms and conditions of this Addendum by having its respective authorized representative sign below on behalf of the designated party.

GENERAL MOTORS CORPORATION		BELL & HOWELL PUBLISHING SERVICES COMPANY

By:	/s/ Carl J. Hammaker	By:	/s/ Charles E. Rotuno
Name:	Carl J. Hammaker	Name:	Charles E. Rotuno
Title:	Director, Engineering - GM SPO	Title:	SVP & GM, Global Automotive
Date:	December 5, 2000	Date:	12/5/2000
Department: Engineering		Department: —
Mailing Address: GM SPO World Hdqtrs.		Mailing Address: 3900 Kinross Lakes Parkway
6200 Grand Pointe Dr. Grand Blanc, MI 48439		Richfield, OH 44286.

SECOND ADDENDUM TO

GENERAL MOTORS SERVICE PARTS OPERATIONS

ELECTRONIC CATALOG DATA LICENSE AGREEMENT

This Addendum (the “Second Addendum”) is made effective as of Date, September 20, 2001 to that certain General Motors Service Parts Operations Electronic Catalog Data License Agreement by and between General Motors Corporation (GM) and Bell and Howell Publications Systems, nka Bell & Howell Publishing Services Company (“Licensee”) with an effective date of September 1, 1999, as amended by that certain Addendum to General Motors Service Parts Operations Electronic Catalog Data License Agreement effective as of Date, December 4, 2000 (the “License Agreement”).

Recitals

A.	Pursuant to the License Agreement, GM licenses Catalog Data that Licensee includes in its electronic parts catalog system (the “EPC”) and advertising therefor. Capitalized terms used in this Addendum but not otherwise defined have the meanings given them in the License Agreement.

B.	Licensee desires to license its EPC to GM Fleet Customers (defined below), and GM is willing to extend the License Agreement to include such customers.

NOW, THEREFORE, the parties agree as follows:

1. GM Dealers. “GM Fleet Customers” means owners/operators of fleets of vehicles manufactured by General Motors Corporation and its affiliates and professional organizations that meet GM’s criteria to have an active Fleet Identification Number (FIN) issued by GM and be an authorized user of the GM WINS system. From and after the effective date of this Addendum, GM Shall provide Licensee a list of its GM Fleet Customers, such GM Fleet Customers shall be included within the meaning of the defined term “GM Dealers,” and Licensee is hereby authorized to provide the EPC without pricing information to such GM Fleet Customers subject to the terms and conditions of the License Agreement. GM reserves the right to modify its list of Fleet Customers from time to time and will notify the Licensee of these changes in writing. Licensee shall cease shipping updates to Fleet Customers 90 days after being notified in writing by GM that the Fleet Customer has been removed from the list.

2. Other Terms Continue. Except as expressly modified by the terms of this Second Addendum, the License Agreement shall continue in full force and effect according to its terms.

Each party hereby confirms its acceptance of the terms and conditions of this Second Addendum by having its respective authorized representative sign below on behalf of the designated party.

GENERAL MOTORS CORPORATION		BELL AND HOWELL PUBLICATION SYSTEMS

By:	/s/ Carl J. Hammaker	By:	/s/ Corey Roberts
Name:	Carl J. Hammaker, Jr.	Name:	COREY ROBERTS
Title:	Director, Engineering	Title:	V.P. PRODUCT MGMT & GLOBAL ACCOUNT.
Date:	03/14/02	Date:	3-21-02

THIRD AMENDMENT

To EPC Data License Agreement

THIS AMENDMENT (the “Third Amendment”) is entered into as of August 8, 2005 (the “Amendment Effective Date”) by and between General Motors Corporation, Service Parts Operations (“GM”), a Delaware corporation, and ProQuest Business Solutions Inc. (formerly known as Bell & Howell Publishing Services Company “Bell & Howell”) (“ProQuest”), a Delaware corporation.

RECITALS

WHEREAS, GM and ProQuest entered into an Electronic Catalog Data License Agreement on September 1, 1999, as amended in the First Amendment effective December 5, 2000 and the Second Amendment effective September 20, 2001 (the “Agreement”), wherein GM provides Catalog Data to ProQuest;

WHEREAS, each of GM and ProQuest desires to amend the Agreement;

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth below, GM and ProQuest hereby agree as follows.

This Third Amendment shall be read in conjunction with the Agreement. In the event of a conflict between any term of this Third Amendment and the Agreement, the terms of this Third Amendment shall control.

1.	Capitalized terms, as used herein, shall have the same meaning as set forth in the Agreement.

2.	In Article 1. Grant of License, Section (c) Term, the language is hereby deleted and replaced by the following:

The initial term of this Agreement shall be effective on September 1, 1999 and shall continue until August 31, 2011, unless sooner terminated in accordance with the terms of this Agreement. Thereafter, this Agreement can be renewed upon mutual agreement of the parties. Any yearly period from September 1 to August 31 is designated to an Annual Term. GM agrees to give ProQuest at least 180 days notice prior to August 31, 2011 if it has concluded by such date that it does not wish to renew this Agreement beyond August 31, 2011. GM agrees that it shall terminate this Agreement in accordance with Article 9. Termination. For a period of three years after termination, GM shall continue to provide ProQuest with updates to the Catalog Data, in accordance with Schedule III at the time of termination, for support of Licensee’s customers at the time of termination, and ProQuest agrees to continue to pay license fees as set forth in Exhibit 5.0.

3.	Under Article 2. Terms of Payment, the language in Section (a) Royalty Rates, Section (b) Update Rates, Section (c) Publication Start-up Package, Section (d) Periodic Statement, Section (e) Payments, Section (f) Terms of Payment, and Section (g) Late Payments, including Schedules I and II, are hereby deleted and replaced with the following:

The terms of payment under this Agreement are contained in Exhibit 5.0 Compensation / Pricing attached hereto and incorporated hereby into this Agreement.

All other provisions of the Agreement not specifically changed by this Third Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed below by their duly authorized representatives as of the Amendment Effective Date set forth in the first paragraph herein.

GENERAL MOTORS CORPORATION, a Delaware corporation		PROQUEST BUSINESS SOLUTIONS INC. a Delaware corporation

By:	/s/ THOMAS E. KOHLER	By:	/s/ ANDREW H. WYSZKOWSKI
Name:	THOMAS E. KOHLER	Name:	ANDREW H. WYSZKOWSKI
Title:	IS&S WWP MANAGER	Title:	PRESIDENT
Date:	AUGUST 10, 2005	Date:	AUGUST 8, 2005